AGREEMENT

         THIS AGREEMENT is executed effective the 19th day of October, 2005, between SHUMATE INDUSTRIES INC. (formerly EXCALIBUR INDUSTRIES, INC.), a Delaware corporation ("Industries"), SHUMATE MACHINE WORKS, INC., a Texas corporation ("Machine"), MATTHEW FLEMMING, an individual ("Flemming"), LARRY SHUMATE, an individual ("Shumate"), RUSS CLARK, an individual ("Clark"), and STILLWATER NATIONAL BANK AND TRUST COMPANY, a national banking association (the "Lender"). Flemming, Shumate and Clark are sometimes referred to herein as "Gurantor" or "Guarantors."

                                R E C I T A L S:

         WHEREAS Industries, Machine and/or Flemming are currently obligated to the Bank the following principal amounts totaling approximately $13,808,398, as follows:

                                                      As of
                                                    10/19/05
                                                   ----------
                   SNB Note #5195802                1,100,000
                   SNB Note #5198301                3,500,000
                   SNB Note #5423900                  212,811
                   SNB Note #5550600                  550,000
                   SNB Note #5528400                  500,000
                   SNB Note #5732800                2,450,000
                   SNB Note #5732700 (LOC)            791,861
                   SNB Note #5831900                1,100,000
                   Overdraft of DDA #6175206        1,574,356
                   TW Consulting Notes              2,710,183
                   TW Accrued Interest (est.)       1,000,000
                                                   ----------
                                                   15,489,211

The above described principal indebtedness, together with all interest, penalties and fees incurred in connection therewith, is referred to hereafter as the "Prior Debt" and all loan agreements, notes, security agreements, guaranties, mortgages and other documents executed in connection with the Prior Debt are hereafter referred to as the "Prior Loan Documents."

         WHEREAS Industries and Machine are indebted to the United States ex rel Internal Revenue Service in an amount not exceeding $237,546.56 as of October 19, 2005, which debt is secured by a lien covering certain assets of Industries and Machine (the "IRS Lien"); and

         WHEREAS there presently exist certain defaults under the terms of the Prior Loan Documents;

         NOW, THEREFORE, in consideration of the mutual agreements between the parties, it is agreed as follows:

1. RESTRUCTURE AND NEW LENDING. Pursuant to this Agreement, the parties agree to a complete restructuring of the Prior Debt, together with additional lending from the Lender, all to be effectuated through the issuance of amended and restated instruments, new instruments and common stock. This Agreement together with all notes, security agreements, mortgages, guaranties, securites and other documents and instruments executed to effectuate this Agreement shall be referred to hereafter as the "Restructure Documents."

2. CLOSING. Subject to all of the terms and conditions set forth in this Agreement being satisfied, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Lender's counsel on such date, at such place and at such time (the "Closing Date") within two (2) business days after the satisfaction or waiver of the last of the conditions set forth in Sections 10 and 11 and hereof as shall be determined by the mutual consent of the parties hereto.

3. ACQUISITION OF LEASES. [Deleted.]

4. CREDIT FACILITIES. In accordance with this Agreement, the Lender shall make available to Industries, Machine, and Flemming certain credit facilities upon the following terms:

         4.1. Evidence of Indebtedness. The indebtedness under the credit facilities will be evidenced as follows:

                  4.1.1. Amended & Restated Note. At Closing, Industries and Machine will sign an amended and restated note in form and substance and payable on the terms approved by Lender (the "Amended and Restated Note") in the amount of $5,633,053, plus any excess on the existing line of credit, including deposit account overdrafts, if any. The amended and restated note shall amend and restated SNB Note Nos. 5195802, 5198301, 5423900,
                           5550600, 5528400, 5732800 and 5831900 and shall be
                           countersigned by the Lender to evidence that the notes are being amended, restated, and superseded by the Amended and Restated note. Interest only will be paid monthly for three months following Closing. Thereafter, Industries and Machine will make 27 equal monthly payments in an amount sufficient to fully amortize principal and interest on the Amended and Restated Note over 120 months. The Amended and Restated Note shall mature and become due 30 months after closing, at which time, Industries and Machine will make a balloon payment of the entire outstanding principal balance together with all accrued interest and other charges, if any. The following terms will also apply:

                           a) Use of Proceeds. Proceeds of the Amended and Restated Note will be applied as follows:
                                    $303,000 will be advanced to the sellers of certain machines ($83,000.00 will be paid to Shumate for the purchase of that certain Daewoo Puma 300LC, Serial # P25L0324 and $220,000.00 will be paid to Swift for the purchase of that certain Mitsubishi 800 M-80C, Serial # CH4091); $100,000 will be available to use for Industries' purchase of the stock of Machine; the remainder will be deemed to be applied to the Prior Debt.


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

                           b) Collateral. The Amended and Restated Note will be secured by a first priority security interest covering all existing and future assets of Industries and Machine, including but not limited to, accounts receivable, inventory, equipment, and intangibles.

                           c) Additional Terms. The Amended and Restated Note will be cross collateralized and cross defaulted with the Revolving Note (as defined below) and the IRS Note (as defined below).

                  4.1.2. IRS Note. As soon as reasonably possible after Closing, Industries and Machine will sign a term note in an amount equal to the settlement of the existing IRS lien not to exceed $237,546.56 ("IRS Note"). Commencing 30 days after execution of the IRS Note, Industries and Machine will make 48 equal monthly payments in an amount sufficient to fully amortize principal and interest on the IRS Note over 48 months. The IRS Note shall mature and become due 48 months after closing, at which time, Industries and Machine will pay the entire outstanding principal balance together with all accrued interest and other charges, if any. The following terms shall also apply:

                           a) Use of Proceeds. The proceeds of the IRS Note shall be disbursed to the IRS to pay the debt secured by the IRS tax lien.

                           b) Collateral. The IRS Note will be secured by a first priority security interest in all existing and future assets of Industries and Machine, including but not limited to, accounts receivable, inventory, equipment and intangibles.

                           c) Additional Terms. The IRS Note will be cross collateralized and cross defaulted with Revolving Note and the Amended and Restated Note.

                           d) Guarantors. Flemming will guarantee 50% of the loan amount under the IRS Note, Shumate shall guarantee 50% of the loan amount under the IRS Note, and Clark shall guarantee 25% of the loan amount under the IRS Note. As the principal is reduced, the amount of the guaranties will not decline.

                           e) Flemming, Shumate, and Clark shall each be referred to as a "Guarantor" and collectively as the "Guarantors."

                  4.1.3. Revolving Line of Credit. At Closing, the Lender will provide Industries and Machine a revolving line of credit as follows:


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

                           a) Note. Industries and Machine will execute and deliver to the Lender a promissory note of even date herewith in the principal face amount of $1,000,000.00 (the "Revolving Note"), which will be in form and substance and payable on the terms approved by the Lender. It is specifically agreed that the aggregate of advances made during the term of the Revolving Note may exceed the face amount thereof, but the unpaid principal balance due on the Revolving Note will not exceed the lesser of (i) the Borrowing Base (as defined below), or (ii) the face amount of the Revolving Note.

                           b) Initial Balance. The initial balance of the Revolving Note will be the balance of the existing line of credit less the excess transferred to the Amended and Restated Note.

                           c) Advances. Advances under the Revolving Note will be limited to the Borrowing Base. The Borrowing Base shall be determined on a monthly basis upon the submission to the Lender of a signed monthly borrowing base certificate" in form acceptable to the Lender. Each monthly borrowing base certificate will be supported by a current accounts receivable aging, and such other documentation that may reasonably be required by the Lender to determine the Borrowing Base. After determination of the Borrowing Base for any given month, Industries and Machine may obtain advances by submitting an advance request in form acceptable to the Lender.

                           d) Maturity. Notwithstanding anything herein to the contrary, the Revolving Note will mature and become fully due and payable 12 months from the Closing Date.

                           e) Collateral. The Revolving Note will be secured by a first priority security interest in all existing and future assets of Industries and Machine, including, but not limited to, accounts receivable, inventory, equipment, and intangibles.

                           f) Other Terms. The Revolving Note will be cross collateralized and cross defaulted with the Amended and Restated Note and the IRS Note.

                           g) Repayment. The Revolving Note will be payable in monthly installments of interest only, with outstanding principal and interest due upon maturity.

                  4.1.4. Convertible Note. At the Closing, Industries and Machine will sign a convertible note in the amount of $2,500,000 (the "Convertible Note"). Interest shall accrue from the Closing Date until the earlier of (i) conversion or (ii) 24 months, at which time the accrued interest will be capitalized into principal. Beginning at the end of the ninth quarter, Industries and Holdings will make quarterly interest payments. The Convertible Note will mature on the earlier of sixty months from the date of issuance of the Convertible Note or the date on which the Convertible
                           Note is fully converted into Common Stock (as defined below). All outstanding principal and interest will be due at maturity.

                           a) Conversion. The principal and accrued interest on the Convertible Note will be convertible into shares ("Conversion Shares") of common stock of Industries ("Common Stock") at a conversion rate of $1.00 per share (on a post-reverse split basis). The conversion price of the Convertible Note will be subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like. The Convertible Note shall be convertible at the option of the Lender into Conversion Shares at the then applicable conversion price.

                           b) Collateral. The Convertible Note will be collateralized by all business assets of Industries, including 100% of the issued and outstanding capital stock of Machine.

                           c) Additional Terms. After twenty-four months, Machine shall be obligated, to the extent net income is available in a given quarter, to declare a dividend sufficient to enable its shareholder to meet the current obligations under the Convertible Note. This obligation of Machine is cumulative and Machine shall be a party to the Convertible Note for the sole purpose of binding itself to these covenants but shall not otherwise be an obligor under the Convertible Note.

                           d)       Registration Rights.

                                    1)       Company Registration: The Lender
                                             shall be entitled to "piggy-back"
                                             registration rights on all
                                             registrations of any other equity
                                             securities of Industries, subject
                                             to the right, however, of
                                             Industries and its underwriters to
                                             reduce the number of shares
                                             proposed to be registered pro rata
                                             in view of market conditions.

                                    2)       Expenses: Industries shall bear
                                             registration expenses (exclusive of
                                             underwriting discounts and
                                             commissions) of all such piggy-back
                                             registrations.

                                    3)       Term of Rights: The lesser of five
                                             (5) years after the date of this
                                             Agreement or date after which a
                                             Lender may dispose of all of its
                                             shares under Rule 144 within a
                                             ninety (90) day period.

                                    4)       Other Provisions: Other provisions
                                             shall be contained in a
                                             Registration Rights Agreement as
                                             are reasonable, including cross
                                             indemnification, the period of time
                                             in which the Registration Statement
                                             will be kept effective,
                                             underwriting arrangements, transfer
                                             rights and lock-up provisions.

                  4.1.5. Flemming Note. At Closing, Flemming will execute and deliver to the Lender a promissory note in the amount of $350,000 (the "Flemming Note"), which shall mature 30 months after the Closing Date. All principal and interest on the Flemming Note will be due at maturity. The following terms shall also apply:

                           a) Use of Proceeds. The proceeds of the Flemming Note will be used to fund Flemming's $250,000 capital contribution to Industries with the remainder applied to the existing personal indebtedness of Flemming to the Lender.

                           b) Collateral. The Flemming Note will be secured by all of Flemming's existing and future equity and other interests in or right to payment or property from Industries or Machine, excluding Flemming's ordinary compensation earned from Machine.

                           c) Other Terms. The Lender will release Flemming from the balance of his obligations under the Prior Debt. As a part of such release, the Lender will dismiss all litigation, and release all judgments, if any, against Flemming arising from his guaranty of the Prior Debt.

         4.2. Interest. Interest on each of the credit facilities will be paid at the interest rate equal to the Prime Rate plus two percent (2 %) per annum, adjusted on each day on which a change in the Prime Rate occurs (the "Interest Rate"). "Prime Rate" means the prime rate as published in the "Money Rates Section" of the Wall Street Journal, which rate is not necessarily the lowest rate of interest charged by the Lender. All interest on the Amended and Restated Note will be calculated for the actual number of days elapsed at a per diem charge based on a year consisting of 360 days.

         4.3. Notation of Advances. The Lender shall have the right (acting at its sole discretion with or without the consent of Industries and Machine) from time make notations of advances by it to Industries and Machine and payments to it by Industries and Machine on any liability ledger records maintained by or for the Lender as to indebtedness of Industries and Machine, and such ledger shall be presumed correct until the contrary is established by Industries or Machine. Upon demand by the Lender at any time or from time to time, Industries or Machine will confirm and admit by signed writing the exact amount of indebtedness for principal and interest then outstanding under this Agreement. Any billing statement or accounting rendered by or for the Lender shall be conclusive and fully binding on Industries and Machine unless specific written notice of exception is given to the Lender by Industries and Machine within thirty (30) days thereafter.

         4.4. Authority to Request Advances. The Lender may make loans in any amount and in any manner requested orally or in writing by any officer or agent of Industries and Machine or by any person reasonably believed by the Lender to be an officer or agent of Industries and Machine. Loan proceeds may be disbursed by deposit in any deposit account of Industries or Machine, by an instrument payable to Industries or Machine.

         4.5. Prepayment. Industries and Machine may prepay the credit facilities at any time, without premium or penalty. Each prepayment will be applied by the Lender first to the payment of unpaid fees and expenses, then to accrued interest on the Revolving Note and then to the payment of principal. If at any time the aggregate outstanding principal balance of the debt under the Revolving Note exceeds the amount then permitted under the Borrowing Base, Industries and Machine shall immediately, without notice or demand, make payment upon the Revolving Note in an amount equal to the excess.

         4.6. Lending Restrictions. Notwithstanding any other provision of this Agreement or the other Restructure Documents, any advance herein provided for will not be required to be made by the
                  Lender: (a) if after making such advance, the Lender would, as determined in the sole discretion of the Lender, exercised in good faith, be in violation of any regulatory requirements imposed by any branch of government of the United States of America or any state thereof; (b) if any event of Default (as defined in Section 12 below) has occurred and has not been cured by Industries and Machine or waived by the Lender; (c) if, since the Closing Date and up to the date of the advance request, any litigation or governmental proceeding has been instituted against Industries, Machine, any Guarantor or any of the Collateral (defined below), which, if decided adversely, will, in the reasonable opinion of the Lender, adversely affect to a material extent, the financial condition or continued operation of Industries or Machine; or (d) if, since the Closing Date and up to the date of the advance request, any loss, destruction, liens, claims, or encumbrances against any of the Collateral (other than those in favor of the Lender) have occurred, been made or filed and have not been removed or settled to the satisfaction of the Lender.

5. BORROWING BASE. "Borrowing Base" means, as of any given date, the sum of the following: (1) eighty percent (80%), or at the Lender's sole discretion any lesser percentage designated upon sixty (60) days notice, of Eligible Trade Accounts Receivable, plus (2) fifty percent (50%) of the value of the inventory with such inventory availability being limited to 50% of the borrowing base and capped at $100,000, up to a maximum of One Million and No/100 Dollars ($1,000,000.00) and subject to the following:

         5.1. "Trade Accounts Receivable" means, as of any given date, all accounts receivable of Industries or Machine for goods sold and delivered and services rendered by Industries or Machine in the ordinary course of the business presently conducted by each of them and representing amounts then invoiced and due and owing. A Trade Account Receivable shall be an "Eligible Trade Account Receivable," and shall be included in the Borrowing Base, only if and so long as it meets each and all of the following requirements:

                  5.1.1. It is a valid, genuine and legally enforceable obligation, subject to no defense, set off or counter-claim, of the account debtor or other obligor named herein or in the records of Industries or Machine pertaining thereto, and that neither Industries nor Machine has received from the account debtor or other obligor any notification repudiating such obligation or asserting that such obligation is subject to any defense, set off or counterclaim; and

                  5.1.2. It is owned by Industries or Machine free and clear of all interests, liens, attachments, encumbrances, and security interests except the security interest granted to the Lender pursuant to this Agreement; and

                  5.1.3. The account debtor or other obligor is located in the United States; and

                  5.1.4. Not more than ninety (90) days have expired since the date of invoice; or, if the Lender in its sole discretion accepts as eligible a Trade Account Receivable which is due on a date stated in the invoice, not more than thirty (30) days have expired since the date stated; and

                  5.1.5. Neither Industries nor Machine has received notice from the Lender that the credit of the account debtor is not satisfactory to the Lender for any reason; and

                  5.1.6. The account debtor is not an entity in which Industries or Machine or any Guarantor has a controlling interest; and

                  5.1.7. Eligible Trade Accounts Receivable shall not include any account receivable of the same account debtor to Industries, Machine, or any or the Guarantors in excess of fifteen percent (15%) of the then Eligible Trade Accounts Receivable calculated after ineligible accounts; and

                  5.1.8. The entire receivable of one account debtor becomes ineligible if more than ten percent (10%) of the total due is over ninety (90) days past due, unless the ten percent (10%) over ninety (90) days is attributable to an isolated dispute over a specific invoice.

         5.2. The value of Inventory used in determining the Borrowing Base shall equal the value of raw material plus the value of finished product and shall not include the value of any work in progress.

6. COLLATERAL SECURITY. The performance of all covenants and agreements contained in this Agreement and in the other documents executed or delivered as a part of this transaction and the payment of the notes and all renewals, amendments and modifications thereof shall be secured by the following, which shall be delivered at the Closing:

         6.1. Security Agreement. Industries and Machine will grant to the Lender a security interest covering the following:

                  6.1.1. Accounts. All of Industries and Machine's accounts and contracts receivable of any kind whether now existing or hereafter arising (herein called the "Accounts"); all chattel papers, documents and instruments relating to the Accounts; and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or any such chattel papers, documents and instruments;

                  6.1.2. Furniture, Fixtures, and Equipment. All of Industries and Machine's furniture, fixtures and equipment in all of its forms whether now owned or hereafter acquired and wherever located (herein called the "Equipment"); all parts thereof and all accessions or additions thereto, whether now owned or hereafter acquired;

                  6.1.3. General Intangibles. All of Industries and Machine's general intangibles of any kind whether now existing or hereafter arising (herein called the "General Intangibles"); all chattel papers, documents and instruments relating to the General Intangibles; and all rights now or hereafter existing in and to all security agreements, leases, licenses, permits, patents, distribution agreements and contracts securing or otherwise relating to any General Intangibles or any such chattel papers, documents and instruments and all of Industries and Machine's lien rights against other persons whether statutory, contractual, or by common law with respect to the leases, Inventory or other collateral described in this Agreement;

                  6.1.4. Inventory. All of Industries and Machine's inventory in all of its forms whether now owned or hereafter acquired and wherever located (herein called the "Inventory"), and all accessions or additions thereto and products thereof, whether now owned or hereafter acquired;

                  6.1.5. Other. Without in any way limiting or modifying the foregoing in any respect, all of Industries and Machine's goods, chattels, business records, contracts, contract rights, advertising agreements, tax refunds, documents of title, fixtures, insurance policies and proceeds, patents, trademarks, service marks, logos, trade names, copyrights and applications therefor, licenses, licensing fees, permits, approvals, consents, certificates, stock, surveys, engineering reports, tools, landscaping, machinery, furniture, furnishing, business machines, appliances, vehicles, trailers, rolling stock, deposits, security deposits, money, securities, claims, demands, causes of action, refunds, rebates, income and all other tangible and intangible real, personal or mixed property whether now owned or hereafter acquired;


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

                  6.1.6. Additional Property. Any additional Property from time to time delivered to or deposited with the Lender as security pursuant to the terms of this Agreement; and

                  6.1.7. Proceeds. All proceeds, products, additions to, replacements of, substitutions for, and accessions of any and all Property described above.

                  The property described in this section shall be referred to hereafter as the "Collateral."

         6.2. Flemming Security Agreement. Flemming will execute and deliver to the Lender a security agreement covering all of Flemming's existing and future equity and other interests in or right to payment or property from Industries or Machine, excluding Flemming's ordinary compensation earned from Machine.

         6.3. Lockbox Agreement. The Lender and Industries and Machine agree that (i) Lender will establish a lockbox account (the "Lockbox") for the receipt of payments on account and accounts receivable of Industries and Machine; (ii) Industries and Machine will cooperate with Lender to assure that all account debtors of Industries and Machine are notified to make payments on account to the Lockbox; and (iii) without limiting the requirement that all account debtors make payment only to the Lockbox, any payments received directly by Industries or Machine will be deposited before 11:00 a.m. the following business day into the Lockbox. The Lockbox will be swept by the Lender on a daily basis and the funds therein will be applied to the principal balance on the Revolving Note, provided however, that, on or about the 15th day of each month, the funds swept from the lockbox will be applied first to pay the outstanding interest on the Revolving Note and then to principal balance.

7. GUARANTIES. Flemming and Shumate will each provide a limited guaranty equal to 50% of the dollar amount of the IRS Note. Clark will provide a limited guaranty equal to 25% of the IRS Note. These guaranties are cumulative in favor of the Lender. As the principal is reduced, the amount of the guaranties will not decline.

8. CONVERSION OF PORTION OF PRIOR DEBT. At the Closing, $2,368,000 of the Prior Debt (the "Conversion Amount") will be converted into a number of shares (the "Shares") of Common Stock equal to the quotient obtained by dividing the Conversion Amount by $1.00 per share (the "Conversion Price").

         8.1. Number of Shares. Industries and Machine represent and warrant that, as of Closing, the Shares will constitute not less than twenty percent (20%) of the issued and outstanding common stock of Industries.


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

         8.2. No Adjustments. It is anticipated that Industries may combine, by way of reverse stock split, the outstanding shares of Common Stock into a smaller number of shares. It is hereby understood that the Conversion Price set forth in Section 8 shall not be adjusted if Industries, at any time while this Agreement is in effect, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of Industries.

         8.3. Taxes. The issuance of certificates for the Shares on conversion of the Conversion Amount shall be made without charge to the Lender for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

         8.4.     Registration Rights.

                  8.4.1. Definitions. As used in this Section 8.4, the following terms shall have the following meanings:

                           a) Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                           b)       Losses: See Section 8.4.6 hereof.

                           c) Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Securities Act Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                           d) Registration Expenses: All reasonable expenses incurred by Industries in complying with Sections 8.4.3 and 8.4.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Industries, accountants' expenses (including, without limitation, any special audits or "comfort" letters incidental to or required by any such registration), any fees or disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions) and blue sky fees and expenses in all states reasonably designated by the holders of Registrable Securities.

                           e) Registrable Securities: The Shares and any Common Stock issued or issuable in respect of the Shares pursuant to any stock split, stock dividend, recapitalization, or similar event.

                           f) Registration Statement: Any registration statement of Industries which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                           g) Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule
                                    144A).

                           h)       SEC: The Securities and Exchange Commission.

                           i) Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                           j) Underwritten registration or underwritten offering: A registration in which securities of Industries are sold to an underwriter for reoffering to the public.

                  8.4.2. Securities Subject to the Registration Rights. The securities entitled to the benefits of the Registration Rights set forth in this Section 8.4 are the Registrable Securities.

                  8.4.3. Registration Rights. If, at any time after the Closing and expiring on the fifth anniversary of the Closing, Industries proposes to register any of its securities under the Securities Act (except for registrations on Forms S-8 or S-4 or their equivalent), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Lender of its intention to do so. If the Lender notifies Industries within twenty (20) days after receipt of any such notice of its desire to include any Registrable Securities in such proposed Registration Statement, Industries shall afford the Lender the opportunity to have any such Registrable Securities registered under such Registration Statement. These rights may be exercised at any time on an unlimited number of occasions prior to the fifty anniversary of the Closing Date, subject to the terms and conditions set forth in this Section 8.4.

                  8.4.4.   Holdback and Lock-Up Agreements.

                           a) Restrictions on Public Sale by the Lenders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 8.4.3 hereof agrees, if requested by the managing underwriters in an underwritten offering (to the extent timely notified in writing by Industries or the managing underwriters), not to effect any public sale or distribution of securities of Industries of any class included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 10-day period prior to, and the 180-day period beginning on, the effective date of any underwritten offering made pursuant to such Registration Statement.

                           b) The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake in its request to participate in any such underwritten offering not to effect any public sale or distribution of the class of Registrable Securities covered by such Registration Statement (except as part of such underwritten offering) during such period unless it has provided five (5) business days prior written notice of such sale or distribution to the managing underwriters.

                  8.4.5.   Expenses and Procedures.

                           a) Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions) shall be borne by Industries. Each holder of Registrable Securities shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Registrable Securities sold by such holder.

                           b) Registration Procedures. Industries will keep the holders of Registrable Securities advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, Industries will furnish such number of Prospectuses and other documents incident thereto as the holders or underwriters from time to time may reasonably request.

                           c) Information. Industries may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as Industries may from time to time reasonably request and Industries may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request.

                           d) Delay or Suspension. Notwithstanding anything herein to the contrary, Industries may, at any time, suspend the effectiveness of any Registration Statement for a period of up to 60 consecutive days or 90 days in the aggregate in any calendar year, as appropriate (a "Suspension Period"), by giving notice to each holder of Registrable Securities to be included in the Registration Statement, if Industries shall have determined, after consultation with its counsel, that Industries is required to disclose any material corporate development which Industries determines could reasonably be expected to have a material effect on Industries. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Industries of a Suspension Period, such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder
                                    (i) is advised in writing by Industries that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. Industries shall prepare, file and furnish to each holder of Registrable Securities immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement. Industries agrees to use its best efforts to cause any Suspension Period to be terminated as promptly as possible.

                           e) Blue Sky. Industries will, as expeditiously as possible, use its best efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as Industries deems appropriate or, in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided that Industries shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it is not so qualified or to take any action which would subject it to taxation or service of process in any jurisdiction where it is not otherwise subject to such taxation or service of process.

                           f) Notification of Material Events. Industries will, as expeditiously as possible, immediately notify each holder of Registrable Securities under a Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such Prospectus to eliminate the untrue statement or the omission.

                  8.4.6.   Indemnification.

                           a) Indemnification by Maker. Industries shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys' fees) and expenses (collectively "Losses"), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, except insofar as the same are based solely upon information furnished to Industries by such holder for use therein; provided, however, that Industries shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any preliminary prospectus or Prospectus if (i) such holder failed to send or deliver a copy of the Prospectus or Prospectus supplement with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus or Prospectus supplement would have corrected such untrue statement or omission. If requested, Industries shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                           b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to Industries in writing such information as Industries may reasonably request for use in connection with any Registration Statement or Prospectus. Such holder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, Industries, and its officers, directors, agents and employees, each person who controls Industries (within the meaning of Section 15 of the Securities Act or
                                    Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, as incurred, arising out of or based upon any untrue statements or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to Industries for use in such Registration Statement, Prospectus or preliminary prospectus. Industries shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any Registration Statement, Prospectus or preliminary prospectus, provided, that the failure of Industries to obtain any such indemnity shall not relieve Industries of any of its obligations hereunder. Notwithstanding any provision of this Section 8.4.6 to the contrary, the liability of a holder of Registrable Securities under this Section 8.4.6 shall not exceed the purchase price received by such holder for the Registrable Securities sold pursuant to a Registration Statement or Prospectus.

                           c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party from which such indemnity is sought (the "indemnifying party") in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigation or
                                    preparing to defend such action or
                                    proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 8.4.6, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnify or contribution is sought.

                           d) Contribution. If the indemnification provided for in this Section 8.4.6 is unavailable to an indemnified party under
                                    Section 8.4.6(a) or 8.4.6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in
                                    Section 8.4.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

                           e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4.6 (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8.4.7. Rule 144. Industries shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or Rule 144A. Upon the request of any holder of Registrable Securities, Industries shall deliver to such holder a written statement as to whether Industries has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8.4.7 shall be deemed to require Industries to register any of its securities under any section of the Exchange Act.

                  8.4.8. Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such person (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9. RELEASES. The parties agree that the following releases will be delivered at the Closing of the transactions contemplated herein:

         9.1. Companies. At the Closing, the Lender shall release Industries, Holding, and Machine from their obligations for payment of the Prior Debt except to the extent that the Prior Debt is amended and restated and provision for payment is made herein, in the Amended and Restated Note, the IRS Note, the Revolving Note, or in the Convertible Note. As a part of such release, the Lender will dismiss all litigation, and release all judgments, if any, against Industries, Holding, and Machine arising out of or relating to the Prior Debt. Unless otherwise expressly amended pursuant to the Restructure Documents, all other terms of the Prior Loan Documents shall remain in effect.

         9.2. Flemming. At Closing, the Lender shall release Flemming from his obligation for payment of the Prior Debt except to the extent that the Prior Debt is amended and restated and provision for payment is made herein, in the Flemming Note or in Flemming's guaranty. As a part of such release, the Lender will dismiss all litigation, and release all judgments, if any, against Flemming arising from his guaranty of the Prior Debt. Unless otherwise expressly amended pursuant to the Restructure Documents, all other terms of the Prior Loan Documents shall remain in effect.

         9.3. Lender. At Closing, Industries, Machine, and Flemming shall jointly and severally release the Lender from any and all claims arising in connection with or relating to the Prior Debt.

10. CONDITIONS OF LENDING. The obligation of the Lender to perform this Agreement and to make the initial or any future advances under any of the notes executed pursuant to the Agreement is subject to the continued performance by Industries, Machine, Flemming, Shumate, and Clark of the following conditions precedent:

         10.1. Flemming Capital Contribution. At Closing, Flemming will make a capital contribution to Industries in the amount of $250,000. Such capital contribution will be in the form of a cash payment to the Lender, which shall be applied to the Prior Debt.

         10.2. Stockholder Approval. The existing stockholders of Industries shall approve the terms of the recapitalization as provided herein and the accompanying dilutions of existing outstanding common stock.

         10.3. Restructure Documents; Collateral. The Restructure Documents and all other instruments and documents incidental to the transactions contemplated hereby shall have been duly executed, acknowledged (where appropriate), and delivered to the Lender by Industries and Machine, all in form and substance satisfactory to the Lender.

         10.4.    Settlement with IRS. [Intentionally omitted.]

         10.5. Prohibitive Orders. No order, writ or injunction of any court or administrative agency is in effect or is being sought prohibiting the transactions contemplated by this Agreement or the other Restructure Documents.

         10.6. Authority. The Lender shall have received a certificate of incorporation, certificate of good standing, a certified copy of the bylaws and certified copies of corporate resolutions and other documents reasonably required to authorize the execution, delivery and performance of the Restructure Documents by Industries and Machine, all in form and substance satisfactory to the Lender.

         10.7. Representations and Warranties . The representations and warranties set forth in this Agreement shall be true and correct on and as of Closing, the initial advance, and each additional advance with the same effect as if such representations and warranties had been made on and as of such date and there shall have occurred.

         10.8. Opinion of Counsel. The Lender shall have received an opinion of counsel for Industries and Machine stating that, subject to standard assumptions, qualifications, exceptions, and limitations):

                  10.8.1. Organization and Existence. Industries and Machine are corporations duly incorporated and validly existing under the laws of their respective states of incorporation. Industries and Machine have the corporate power to execute, deliver and perform their respective obligations under the Restructure Documents and to own their respective properties and to conduct their respective businesses in the manner presently conducted, except where the failure to so qualify would not have a material adverse effect on Industries and Machine.

                  10.8.2. Power and Authority; Validity. Each of the Restructure Documents has been duly authorized, executed and delivered by Industries and Machine, and if an action or proceeding was brought in a California court to enforce any Transaction Document and the court was to apply the laws of the State of California to govern and interpret such Transaction Document, the Transaction Document would constitute the valid and binding obligation of Industries and Machine, enforceable against it in accordance with its terms;

                  10.8.3. No Violations. The execution and delivery by Industries and Machine of the Restructure Documents and the consummation by Industries and Machine of the transactions contemplated thereby will not contravene, breach or result in any default under the certificate of incorporation or bylaws of Industries and Machine or, to counsel's knowledge, under any agreement or other legally binding instrument to which Industries or Machine is a party, and, to counsel's knowledge, will not result in the violation by Industries and Machine of any statute, regulation or law to which Industries and Machine are subject, except in each case, for conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated by the Restructure Documents or have a material adverse effect on the Lender.

                  10.8.4. Collateral. If an action or proceeding was brought to enforce any security interest under the Restructure Documents and the court was to apply the Model Uniform Commercial Code to govern and interpret the Restructure Documents, the Restructure Documents are sufficient to create in favor of the Lender an enforceable security interest in those items and types of collateral described in the Restructure Documents to the extent provided by the Model Uniform Commercial Code.

         10.9. No Default. There shall not exist any Event of Default under this Agreement or any event which, with the giving of notice or the lapse of time (or both) would become an Event of Default thereunder; and

         10.10. Deliveries. Industries and Machine shall have delivered the following to the Lender:

                  10.10.1. Notes. The Amended and Restated Note, the Revolving
                           Note, and the Convertible Note;

                  10.10.2. Security Agreement. A security agreement duly
                           executed by Industries and Machine, in form and substance satisfactory to the Lender, granting the Lender a security interest in the Collateral;

                  10.10.3. Resolutions. Copies of resolutions of the board of directors of Industries and Machine authorizing the execution, delivery and performance of the Restructure Documents by Industries and Machine;

                  10.10.4. Articles and Certificate. A copy of the articles of incorporation of Industries and Machine and a certificate of good standing as to Industries and Machine issued by the secretary of state of the appropriate state;

                  10.10.5. Schedules. All collateral schedules, financing
                           statements, security interest, subordination agreements, releases and termination statements which the Lender may request to assure the creation, perfection and priority of the security interests created by the security agreement;

                  10.10.6. Lock Box Agreement. Lock box agreement duly executed by Industries and Machine in form and substance satisfactory to the Lender, defining how payments of accounts receivable are to be paid and accounted for;

                  10.10.7. Guaranties. Guaranty Agreements in form and substance satisfactory to the Lender executed by each of the Guarantors;

                  10.10.8. UCC Financing Statements. UCC financing statements describing the collateral securing the repayment of the indebtedness and UCC financing statements for Industries and Machine;

                  10.10.9. Subscription Agreement. A subscription agreement for the Flemming capital contribution referred to in
                           Section 10.1;

                  10.10.10. Bills of Sale. Bills of sale reflecting evidence that Machine has acquired the equipment referred to in Section 4.1.1.a);

                  10.10.11. Common Stock. The certificates representing the
                           Shares in definitive form and registered in the name of the Lender.

                  10.10.12. Settlement and Release Agreements; Dismissals. One
                           or more settlement and release agreements, in form and substance satisfactory to the Lender, releasing such persons from any and all claims arising out of or relating to the Prior Debt except as set forth
                           Article 9.

11. CONDITIONS OF CLOSING BY INDUSTRIES, MACHINE, FLEMMING, SHUMATE, AND CLARK. The obligations of Industries, Machine, Flemming, Shumate, and Clark to perform this Agreement and consummate the transactions contemplated hereby, is subject to the performance by Lender of each of the following conditions precedent:

         11.1. Stockholder Approval. The existing stockholders of Industries shall approve the terms of the recapitalization as provided herein and the accompanying dilutions of existing outstanding common stock.

         11.2. Restructure Documents. The Restructure Documents and all other instruments and documents incidental to the transactions contemplated hereby shall have been duly executed, acknowledged (where appropriate), and delivered to by the Lender, all in form and substance satisfactory to Industries.

         11.3. Prohibitive Orders. No order, writ or injunction of any court or administrative agency is in effect or is being sought prohibiting the transactions contemplated by this Agreement or the other Restructure Documents.

         11.4. Deliveries. Industries and Machine shall have delivered the following to the Lender:

                  11.4.1. Subscription Agreement. A subscription agreement for the Flemming capital contribution referred to in
                           Section 10.1;

                  11.4.2. Bills of Sale. Bills of sale reflecting evidence that Machine has acquired the equipment referred to in
                           Section 4.1.1.a);

                  11.4.3. Settlement and Release Agreements; Dismissals. One or more settlement and release agreements and dismissals, in form and substance satisfactory to Industries, Machine and Flemming releasing such persons from any and all claims arising out of or relating to the Prior Debt except as set forth herein, as set forth in Article 9.

12. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Agreement and to make advances to Industries and Machine pursuant hereto, Industries, Machine jointly and severally represent and warrant to the Lender that:

         12.1. Existence and Power. Industries and Machine are and will continue to be corporations duly formed and validly existing in good standing under the laws of their respective states of organization and are authorized and qualified to do business in each state where, because of the nature of the activities or assets, such qualification is required, except those states where failure to so qualify will not have a material adverse effect; Industries and Machine have adequate power, authority, and legal right to own, operate and hold the Collateral; Industries and Machine are or will be at the time of acquisition, duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on their business in the operation and ownership of the Collateral; Industries and Machine have adequate authority, power and legal right to enter into, execute, deliver and perform the terms of the Restructure Documents, to borrow money and to give security for borrowings as contemplated by the Restructure Documents and to consummate the transactions contemplated thereby, and in doing so, neither Industries nor Machine will violate any law or the provisions of any articles, charter or bylaws or any other agreement or instrument binding upon Industries, Machine or the Collateral. The Restructure Documents, upon their execution and delivery, will constitute valid, legal and binding Indebtedness of Industries and Machine, enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor's rights.

         12.2. No Usury. The transaction evidenced by this Agreement does not violate any usury law or other law relating to the payment of interest on loans.

         12.3. Regulatory Compliance. The authorization, execution, delivery, and performance of this Agreement and each and every Restructure Document are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to, any federal, state or local regulatory body or administrative agency, other than the filing of a preliminary and a definitive information statement under Section 14 of the Securities Exchange Act of 1934, as amended, and any notice filings under federal and state securities laws;

         12.4. Financial Statements. Financial statements furnished to the Lender by Industries and Machine were prepared in accordance with generally accepted accounting principles consistently applied, except as expressly therein set forth. They present fairly the financial condition of Industries and Machine as of the dates thereof. The annual reports disclose fully all liabilities of Industries and Machine whether or not contingent, with respect to any pension plan. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of Industries or Machine other than as disclosed to the Lender;

         12.5. Liabilities. Neither Industries nor Machine has any material liabilities, direct or contingent, except those to Lender and those disclosed to the Lender;

         12.6. Full Disclosure. Neither this Agreement, the other Restructure Documents nor any statement or documents referred to herein or delivered to the Lender by Industries and Machine, or any other party on their behalf contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein not misleading;

         12.7. Litigation. Except as disclosed in writing to the Lender, to the knowledge of Industries and/or Machine, there is no action, suit proceeding or investigation pending, or threatened against Industries or Machine which, if adversely determined, would adversely affect Industries or Machine or impair the ability of Industries or Machine to carry on their businesses substantially as now conducted or contemplated or result in any substantial liability not adequately covered by insurance;

         12.8. No Default. The making and performance by Industries and Machine of this Agreement will not violate any provision or constitute a default under any indenture, agreement, or instrument to which Industries or Machine may be a party or by which Industries, Machine or any of the Collateral is bound or affected;

         12.9. Ownership of Collateral. Industries and Machine have or will acquire good and marketable title to the Collateral;

         12.10. No Encumbrances. All assets of Industries and Machine are free and clear of all liens, security interests, and encumbrances, except those specifically permitted by Lender;

         12.11. Priority. When the financing statements delivered pursuant to this Agreement are filed in the proper offices where Industries and Machines are incorporated, the Lender will have a valid and perfected first security interest in the Collateral described in the Security Agreement, subject to no prior security interest, assignment, lien or encumbrance except interests, if any, specifically approved by the Lender in writing;

         12.12. Permits. Industries and Machine have, or will obtain, all governmental and private permits, certificates, consents and franchises which are material to the business, property, assets, operations or condition, financial or otherwise, of Industries and Machine to carry on their businesses as now being conducted. All such governmental and private permits, certificates, consents and franchises are, or will be, valid and subsisting, and there is no existing violation thereof;

         12.13. Taxes. Except as disclosed to the Lender, Industries and Machine and the Guarantor have filed all foreign, federal, state and local tax returns which are required to be filed and have paid or made provisions for payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessment. Neither Industries and Machine nor the Guarantors know of any basis for the assessment of any deficiency taxes;

         12.14. Location of Business Records. Industries and Machine will give the Lender written notice of each location of Industries or Machine at which inventory and records of Industries or Machine pertaining to Collateral are kept. Except as such notice is given, all records of Industries and Machine pertaining to the Collateral are and will continue to be kept at Industries and Machine's addresses as they appear in this Agreement, or at such other address as Industries and Machine designate for such purpose in a written notice to the Lender.

         12.15. ERISA. Each qualified retirement plan of Industries or Machine presently conforms and is administered in a manner consistent with the Employee Retirement Income Security Act of 1974.

         12.16. Survival of Representations. All representations and warranties made by Industries, Machine, or the Guarantors herein will survive the Closing, and any investigation at any time made by or on behalf of the Lender will not diminish the Lender's right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of Industries, Machine or the Guarantors under or pursuant to this Agreement or in connection with the transactions contemplated hereby will constitute representations and warranties made by Industries or Machine hereunder.

13. AFFIRMATIVE COVENANTS. Until payment in full of the Indebtedness, Industries and , Machine jointly and severally agree that, unless the Lender otherwise consents in writing, Industries and Machine will perform or cause to be performed the following agreements:

         13.1. Performance of Obligations. Industries and Machine will promptly and punctually perform all of the obligations hereunder and under the Restructure Documents, and under all other instruments executed or delivered pursuant thereto;

         13.2. Maintenance of Collateral. Maintain their properly in good working order and condition; make all needful and proper repairs, replacements, additions and improvements thereto.

         13.3. Equipment Appraisal Updates. Equipment appraisal update inspections will be performed every six months.

         13.4. Financial Reports and Condition. Industries and Machine will furnish or cause to be furnished to the Lender, prepared in accordance with generally accepted accounting principles, and certified as to truth and accuracy by either the chief executive officer or chief financial officer of Industries and Machine, the following:

                  13.4.1. Weekly Borrowing Base Certificate. On a weekly basis, Industries and Machine will provide a Weekly Borrowing Base Certificate in a form acceptable to the Lender for reporting purposes only. For the purposes of determining credit availability, the Borrowing Base is determined on a monthly basis as provided above.

                  13.4.2. Projections. Industries and Machine will provide detailed 2006 financial statement projections by January 31, 2006, and for each year thereafter by January 31st of the subject year.

                  13.4.3. Quarterly Financial Statements. Industries and Machine will deliver quarterly financial statements of at least compiled quality by the 45th day following the end of each quarter.

                  13.4.4. Annual Financial Statements. Industries and Machine will furnish to the Lender their audited annual financial statement on or before April 15th of each year.

                  13.4.5. Income Tax Returns. Industries and Machine will furnish to the Lender copies of their respective federal income tax returns and requests for an extension of time in which to file within fifteen
                           (15) days after filing of same.

                  13.4.6. Monthly Financial Reports. Within fifteen (15) days after the close of each month commencing with the month ending October 31, 2005, Industries and Machine and Guarantors will furnish to the Lender the following Monthly internally prepared consolidating financial statements of Industries and Machine including the following:

                           a) Accounts Receivable Aging/Listings. A current aging of accounts receivable of Industries and Machine;

                           b)       Inventory. A current listing of the
                                    inventory of Industries and Machine;

                           c) Balance Sheet. A balance sheet which demonstrates a "Liquidity Ratio" of 1.10 to
                                    1.0. Industries and Machine will provide the Lender with within forty-five (45) days after the close of each of its fiscal year's quarter information reasonably needed by the Lender to determine the Liquidity Ratio. As used herein, Liquidity Ratio shall be defined as the ratio of Industries and Machine's current assets to Industries and Machine's current liabilities.
                                    Notwithstanding anything herein to the
                                    contrary, failure to obtain the stated
                                    Liquidity Ratio shall not be an event of default until March 31, 2006, and tested quarterly thereafter.

                           d) Income Statement. Beginning March 31, 2007, an income statement which demonstrates a minimum debt coverage ratio of 1.00:1, increasing by 5 basis points each quarter to
                                    1.20 at September 30, 2006. Industries shall thereafter maintain a debt coverage ratio of 1.20, tested quarterly.

                           e) Cash Flow Statements. A statement of changes in cash and a cash flow statement of Industries and Machine in form satisfactory to the Lender.

         13.5. Quarterly Field Audits. Industries and Machine will provide quarterly field audits on or before the 15th day following the end of the subject quarter with the next field audit to be completed by January 15, 2006.

         13.6. Other Information. At the Lender's request from time to time, Industries and/or Machine will provide the Lender with such other information as the Lender may reasonably request regarding the business affairs or financial condition of Industries and Machine, and Industries and Machine will provide access to the Lender at all reasonable times to all agreements, purchase and sale contracts, maintenance agreements, and all other documents and information relating to the Collateral.

         13.7. Taxes. All taxes which hereafter become due and assessments, governmental charges and levies which are hereafter imposed on Industries and Machine or their respective assets, income and profits will be paid prior to the date on which penalties attach thereto; provided that Industries and Machine will not be required to pay any such charge which is being contested in good faith by proper proceedings as to which adequate reserves have been established.

         13.8. Tax on Indebtedness. Industries and Machine hereby agree to pay any and all taxes which may be levied or assessed directly or indirectly on the notes or any of the Restructure Documents, or the debt secured thereby, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon the Lender, its successors or assigns; and, upon violation of this Agreement, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by Industries or Machine is legally inoperative, or if the rate of said tax, when added to the rate of interest provided for in the Note, shall exceed the then legal rate of interest, then, and in any such event, the debt hereby secured, without deduction, shall, at the option of the Lender, become immediately due and payable, anything contained in the Restructure Documents notwithstanding; provided that Industries and Machine's obligation to pay such taxes shall exclude United States franchise taxes and United States taxes imposed on or measured by Lender's net income or net receipts;

         13.9. Access. Industries and Machine shall permit any officer, employee, attorney, or accountant for the Lender or for any participant designated by the Lender, to inspect the Collateral or to review, make extracts from, or copy any and all of its corporate and financial books, records and properties of Industries and Machine at all times during ordinary business hours.

         13.10. Title; Pledge. Industries and Machine agree to grant to the Lender first perfected security interests covering all or any part of the Collateral. Industries and Machine will maintain and defend good and marketable title to the Collateral free and clear of all claims, liens or encumbrances except those in favor of the Lender.

         13.11. Qualification; Licenses. Industries and Machine will take such actions or cause such actions to be taken as might be required to maintain Industries and Machine's corporate existence and all governmental and private permits, licenses and authorities of Industries and Machine necessary or desirable to the continuation of their businesses and will comply with all statutes and governmental regulations.

         13.12. Notices. Industries and Machine will promptly give written notice to the Lender of: (a) any litigation commenced against or affecting Industries or Machine, or the Collateral; (b) any dispute which exists between Industries or Machine and any governmental regulatory body or law enforcement authority relating to any federal or state laws that could reasonably be expected to have a material adverse effect on (i) the financial condition or results of operations of Industries or Machine, or (ii) the ability of Industries or Machine to perform their obligations hereunder or under any other Restructure Documents; (c) any event of Default; (d) any change in the senior management of Industries or Machine regardless of the reason for such change (i.e. action by stockholders, board of directors, death or retirement); and
                  (e) any other matter which has resulted or could be expected to result in a material adverse change in (i) the financial condition or results of operations of Industries or Machine or
                  (ii) the ability of Industries or Machine to perform under this Agreement or any of the Restructure Documents.

         13.13. Additional Documents. At any time and from time to time, upon written request of the Lender, Industries or Machine agree to furnish any additional information and to execute any and all additional documents, not inconsistent with the provisions of this Agreement, which may be required by the Lender in connection with or pursuant to any provision set forth in this Agreement or the Restructure Documents;

         13.14. Compliance with Applicable Law. Industries and Machine will continuously comply with all applicable regulations, rules, ordinances or orders of the United States of America, any state, or any other jurisdiction, or of any agency of federal state and local taxing authority or other agency which might materially and adversely affect the business, operations or financial condition of Industries or Machine;

         13.15. Books and Records. Industries and Machine will keep and maintain accurate books and records in accordance with sound accounting practices consistently applied;

         13.16. Insurance. Industries and Machine will maintain property, liability, workman's compensation and other forms of insurance in amounts reasonably designated at any time or from time to time by the Lender;

         13.17. Notice to Existing Account Debtors. Industries and Machine shall provide notice in accordance with the Lockbox Agreement to all existing account debtors;

         13.18. Notice to New Account Debtors. Industries and Machine shall insert language into all new contracts notifying the contract party that Industries or Machine's right to payment under the contract is pledged to the Lender and shall instruct the account debtor to make such payments to the Lockbox; and

         13.19. Operating Accounts. Industries and Machine will conduct their banking business through accounts established or to be established with the Lender for all accounts, cash and cash equivalents.

14. NEGATIVE COVENANTS. Until payment in full of the Indebtedness, Industries and Machine jointly and severally agree that unless the Lender otherwise consents in writing, which consent shall not be unreasonably withheld, neither Industries and Machine nor the Guarantors will perform or permit to be performed any of the following acts:

         14.1. Control. There shall be no change in the executive management of Industries or Machine without the Bank's prior written consent.

         14.2. Use of Loan Proceeds. Neither Industries nor Machine shall permit any funds advanced to Industries or Machine under this Loan Agreement to be used for any purposes other than financing the businesses of Industries and Machine;

         14.3. Other Debt. Industries and Machine shall incur no additional debt in excess of $50,000 without prior approval from the Lender.

         14.4. Insider Debt. Permit funds to be owing to Industries and Machine by the directors or stockholders of Industries or Machine, or members of their families, on account of any loan, credit sale or other transaction or event;

         14.5. Contingent Liabilities. Neither Industries nor Machine will assume, guarantee, endorse or otherwise become contingently liable for the indebtedness of any other person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection or other similar transactions in the ordinary course of their business;

         14.6. Senior Debt. Neither Industries nor Machine will take or permit to be taken any action which would or might impair the senior position of the Lender under the Restructure Documents;

         14.7. Creation of Liens. Neither Industries nor Machine shall create, assume or suffer to exist any mortgage, pledge, lien, charge or encumbrance on any of the Collateral excluding only encumbrances to the Lender contemplated by this Agreement, except the security interests created by the Security Agreement, liens for taxes or assessments not yet due or contested in good faith by appropriate proceedings, security interests approved by the Lender in writing, at its sole discretion, and other liens, charges and encumbrances incidental to the conduct of their business or the ownership of their property which were not incurred in connection with the borrowing of money or the purchase of property on credit and which do not in the aggregate materially detract from the value of their property or materially impair the use thereof in their business;

         14.8. Disposition of Collateral. Neither Industries nor Machine shall sell, convey, assign, transfer or otherwise dispose of any of the Collateral or any other assets of Industries or Machine except for the use of inventory in the ordinary course of business;

         14.9. Liquidation or Merger. Neither Industries nor Machine shall liquidate, dissolve, or enter into any consolidation, merger, sale of substantially all of its assets, or other business combination, and neither Industries nor Machine shall discontinue or substantially alter the normal operation of their respective businesses.

         14.10. Distribution. Except as set forth in the Convertible Note, neither Industries nor Machine shall: (a) declare or pay any dividends, stock bonuses or any other distributions to any stockholder or any other person; or (b) authorize or make any other distribution to any stockholder, subsidiary, affiliate or person of any of the assets or business of Industries or Machine;

         14.11. Stock Redemption. Neither Industries nor Machine shall purchase, acquire, redeem, retire or call or make any commitment to purchase, acquire, redeem, retire or call any of the capital stock or other equity instruments of Industries, except pursuant to an "employee benefit plan" as defined in the Securities Act of 1933, as amended;

         14.12. Excessive Compensation. Neither Industries nor Machine shall pay excessive or unreasonable salaries, bonuses, fees, commissions or other compensation;

         14.13. Investments. Neither Industries nor Machine shall purchase stock or securities of, extend credit to or make investments in, become liable as surety for, or guarantee or endorse any obligation of, any person, firm or corporation, except direct obligations of the United States and commercial lender deposits;

         14.14. Margin Stock. Neither Industries nor Machine shall use any of the proceeds received from the Lender for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System;

         14.15. Purchase of Property. Neither Industries nor Machine shall acquire equipment valued in excess of $50,000 without prior Lender approval. Acquisition includes every means of acquiring new equipment including capital leases, true leases or any other arrangement by which Industries and Machines undertake to pay monthly obligations in excess of $1,500 related to such equipment.

         14.16. Default. Neither Industries nor Machine shall permit any default or event of default to occur under any note, loan agreement, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Industries or Machine;

         14.17. Other Agreements. Neither Industries nor Machine shall enter into any agreement that limits or restricts the ability of Industries or Machine to comply with the terms of the Restructure Documents.

15. EVENTS OF DEFAULT. Unless consented to by the Lender, the occurrence of any of the following events will constitute a "Default" under the Restructure
Documents:

         15.1. Nonpayment of Note. Default in payment when due of any interest or principal of any of the notes when and such failure shall continue for five (5) calendar days.

         15.2. Other Nonpayment. Default in payment when due of any other indebtedness payable to the Lender under the terms of the Restructure Documents and such failure shall continue for five
                  (5) calendar days;

         15.3. Breach of Agreement. Default by Industries or Machine in the performance or observance of any covenant contained in the Restructure Documents or under the terms of any other instrument delivered to the Lender in connection with any of the Restructure Documents when such failure continues for a period of ten (10) calendar days;

         15.4. Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to the Lender on behalf of Industries or Machine proves to be false or erroneous in any material respect at the time of the making thereof or any warranty ceases to be complied with in any material respect;

         15.5. Default on Substantial Obligations. Industries and Machine shall fail to pay when due any substantial liability or liabilities owed to persons other than the Lender; or the maturity of any such liability or liabilities shall be accelerated; or any breach, default or event of default shall occur under any indenture, loan agreement, note or agreement pertaining to any such liability, entitling a creditor or representative of creditors of Industries or Machine, acting with or without the consent or concurrence of other creditors and with or without notice or a period of grace, to accelerate the maturity of or demand payment of any such liability, whether such breach, default or event of default is waived by the creditor so entitled. "Substantial" for these purposes, means in excess of Twenty-Five Thousand and No/100 Dollars ($25,000);

         15.6. Insolvency. The making of an assignment for the benefit of the creditors of Industries or Machine;

         15.7. Bankruptcy. The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against Industries or Machine under the Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of Industries or Machine, now or hereafter existing;

         15.8. Receivership. The appointment of a receiver or trustee for Industries and Machine, the Guarantors or for any substantial part of the Collateral, or the discontinuance of business or a material adverse change in the nature of the business of Industries or Machine or in the financial condition of Industries or Machine;

         15.9. Benefit Plan Insecurity. Any event or reportable event which the Lender in good faith determines to constitute potential grounds for the termination of any employee benefit plan or other plan maintained for employees of Industries or Machine, or for the appointment of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) calendar days after written notice to such effect shall have been given by the Lender to Industries or Machine; or any such plan shall be terminated, or a trustee shall be appointed to administer any such plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer any such plan;

         15.10. Judgment. Entry by any court of a final judgment against Industries or Machine or an attachment of any portion of the Collateral;

         15.11. Termination of Corporate Existence. The cessation by Industries or Machine to be a validly existing corporation under the laws of their respective states of organization; or

         15.12. Failure of Liens. Failure of the Lender's security interests covering the Collateral to constitute first and prior liens on any of the Collateral.

16. REMEDIES. On the occurrence of an event of Default which has not been timely cured, the Lender may terminate all Indebtedness of the Lender under the Restructure Documents, including, without limitation, any obligation to make advances under the Revolving Note, and may exercise any one or more of the following options:

         16.1. Termination of Lender Obligations. The Lender may terminate the obligations of the Lender under this Agreement.

         16.2. Acceleration. The Lender may declare the Indebtedness evidenced to be immediately due and payable, and the same shall thereupon be immediately due and payable, without notice or presentment or other demand, and the Lender thereupon may exercise and enforce all rights and remedies available to it to collect the Indebtedness;

         16.3. Selective Enforcement. In the event the Lender elects to selectively and successively enforce the Lender's rights under any one or more of the instruments securing payment of the Indebtedness, such action will not be deemed a waiver or discharge of any other lien or encumbrance securing payment of the Indebtedness until such time as the Lender has been paid in full all sums advanced by the Lender;

         16.4. Waiver of Event of Default. The Lender may, by an instrument in writing signed by the Lender, waive any event of Default that has occurred and any of the consequences of such event of Default; and in such event, the Lender, Industries and Machine will be restored to their respective former positions, rights and Indebtedness under the Restructure Documents. Any event of Default so waived will, for all purposes of this Agreement, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other event of Default or impair any consequence of such subsequent or other event of Default. The rights and remedies of the Lender shall be cumulative and the exercise or enforcement of any one right or remedy shall neither be a condition to nor bar the exercise and enforcement of any other;

         16.5. Performance by Lender. In the event Industries or Machine fail to cure any Default in the time provided by the Lender, the Lender will at any time thereafter have the right (but not the obligation) to pay any claim or lien (whether prior or subordinate to liens held by the Lender) affecting the Collateral and to take possession of the Collateral in such manner as the Lender determines. Industries and Machine hereby authorize the Lender to increase the indebtedness owing by Industries and Machine to the Lender by the cost of satisfying claims against the Collateral and the cost of repossession of the Collateral and agree that the Restructure Documents will evidence and secure payment of such costs whether or not the total funds advanced exceed the face amount of the Restructure Documents;

         16.6. Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Lender of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative; and

         16.7. Setoff. Regardless of the adequacy of any other Collateral held by the Lender, any deposits or other sums credited by or due from the Lender to Industries or Machine will at all times constitute collateral security for all of the Indebtedness of Industries and Machine and may be set off against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Industries or Machine to the Lender. The rights granted by this paragraph will be in addition to the rights of the Lender under any statutory lien.

17. MISCELLANEOUS. It is further agreed as follows:

         17.1. Recitals. The recitals are hereby acknowledged by the parties to be true and correct and are adopted and incorporated herein as material terms of this Agreement.

         17.2. Fees. In partial consideration of the extension of credit contemplated under this Agreement, Industries and Machine shall pay to the Lender origination fees in the amount of 0.5% of the original principal balances of the Amended and Restated Note, the IRS Note, the Revolving Note, and the Convertible Note.

         17.3. Hold Harmless. Each party hereby agrees to indemnify and hold any other party to this Agreement harmless from all liability, loss, damage or expense, including reasonable attorney's fees, whether incurred under retainer, salary or otherwise, that such party may incur in good faith in compliance with or the enforcement of the terms of this Agreement or any of the Restructure Documents.

         17.4. Supersession. It is agreed and understood between Industries, Machine, the Guarantors and the Lender that: (a) except to the extent the Prior Loan Documents are amended hereby, at and after the Closing, the Prior Loans will remain in full force and effect; and (b) the execution of this Agreement will not discharge, interrupt, impair, abate or otherwise modify the priority or the validity of any lien or security interest securing payment of the indebtedness evidenced by the Prior Loan Documents.

         17.5. Notices. All notices, requests and demands will be served by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing written confirmation at substantially the same time as such rapid transmission, as follows:

                  Industries,
                  Machine and
                  the Guarantors-       12060 FM 3083
                                        Conroe, TX 77301
                                        Attn: Matthew C. Flemming, CFO
                                        Fax: (936) 539-9396

                  With a copy to-       Marc A. Indeglia
                                        Spectrum Law Group, LLP
                                        1900 Main Street, Suite 125
                                        Irvine, CA 92614
                                        Fax: (949) 851-5940

                  The Lender-           Stillwater National Bank and Trust
                                        Company
                                        1500 S. Utica
                                        Tulsa, Oklahoma 74104
                                        Attn: Jerry L. Lanier, Executive Vice
                                              President
                                        Fax: (918) 523-3892

                  With a copy to-       Bryan J. Wells
                                        Conner & Winters, P.C.
                                        211 N. Robinson
                                        1700 One Leadership Square
                                        Oklahoma City, Oklahoma 73102
                                        Fax: (405) 232-2695

                  or at such other address as any party designates for such purpose in a written notice to the other parties. Notices will be deemed to have been given on the date notice is sent by rapid transmission or three business days after notice is placed in the mail, properly addressed, postage prepaid.

         17.6. Construction. Nothing contained in this Agreement will be construed to constitute the Lender as a joint venturer with Industries or Machine or to constitute a partnership. The descriptive headings of the paragraphs of this Agreement are for convenience only and are not to be used in the construction of the content of this Agreement. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.

         17.7. Venue. This Agreement and the documents issued hereunder are executed and delivered as an incident to a lending transaction negotiated and to be performed in Oklahoma City, Oklahoma County, Oklahoma. The Restructure Documents are intended to constitute a contract made under the laws of the State of

                  Oklahoma and to be construed in accordance with the internal laws of said state. Industries, Machine, the Guarantors and the Lender hereby waive all objections and consent to the jurisdiction and venue of any state or federal court sitting in Oklahoma County, Oklahoma.

         17.8. Severability. In case any one or more of the provisions contained in the Restructure Documents should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein and therein will not in any way be affected or impaired thereby.

         17.9. No Oral Modification. This Agreement may not be amended, altered, modified or changed verbally, but only by an agreement in writing signed by the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought.

         17.10. Extension of Loan Term. It is understood that the Lender is under no obligation to extend the term of this Agreement beyond the maturity of any of the notes and that any such extension will be made at the Lender's sole discretion. Any such extension will be evidenced by the acceptance by the Lender of a promissory note renewing and extending the time of payment of any of the notes on terms acceptable to the Lender.

         17.11. No Waiver. No advance of loan proceeds under any of the Restructure Documents will constitute a waiver of any of the representations, warranties, conditions or covenants of Industries or Machine under the Restructure Documents. In the event Industries or Machine are unable to satisfy any warranty, condition or covenant contained in the Restructure Documents, no advance of loan proceeds will preclude the Lender from thereafter declaring such inability to be an event of Default.

         17.12. Exclusive Benefit. All provisions of the Restructure Documents are for the sole and exclusive benefit of the Lender, Industries, Machine, Flemming, Shumate, Clark, and Stuart, and no other person will have standing to require satisfaction of the provisions thereof or be entitled to assume that advances thereunder will not be made by the Lender in the absence of strict compliance with the provisions of the Restructure Documents. Any and all provisions of the Restructure Documents may be waived by the Lender in whole or in part at any time if, in the sole discretion of the Lender, it is advisable to do so.

         17.13. Application of Loan Proceeds. The Lender may apply the loan proceeds under the notes to the satisfaction of any condition, warranty or covenant of Industries and Machine under any of the Restructure Documents, and any proceeds so applied will be considered as a part of the loan proceeds advanced and will be secured by the Restructure Documents.

         17.14. Binding Effect. This Agreement will be binding on Industries, Machine, the Guarantors and their successors and permitted assigns and will inure to the benefit of the Lender and the Lender's successors and assigns.

         17.15. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. The parties to this Agreement may rely upon original, fax, digital or scanned signatures in the execution of this Agreement.

                  IN WITNESS WHEREOF, Industries, Machine, the Guarantors and the Lender have duly executed this Agreement effective the date first above written.

                                        SHUMATE INDUSTRIES, INC., (formerly
                                        EXCALIBUR INDUSTRIES, INC.), a Delaware
                                        corporation

                                        By: /s/ Matthew C. Flemming
                                            ------------------------------------
                                        Name:  Matthew C. Flemming
                                        Title: Chief Financial Officer

                                        SHUMATE MACHINE WORKS, INC.
                                        a Texas corporation

                                        By: /s/ Matthew C. Flemming
                                            ------------------------------------
                                        Name:  Matthew C. Flemming
                                        Title: Chief Financial Officer


                                        /s/ Matthew C. Flemming
                                        ----------------------------------------
                                        MATTHEW FLEMMING, individually

                                        /s/ Larry Shumate
                                        ----------------------------------------
                                        LARRY SHUMATE, individually

                                        /s/ Russ Clark
                                        ----------------------------------------
                                        RUSS CLARK, individually


                                        STILLWATER NATIONAL BANK AND TRUST
                                        COMPANY, a national banking association

                                        By: /s/ Michael Mattson
                                            ------------------------------------
                                        Name: Michael Mattson
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------
                                         (the "Lender")